Stephens Investor Conference November 2020 Murphy USA Inc. 1

MUSA is delivering strong results and momentum into year-end November October Proof Points Q2 Actuals Q3 Actuals MTD Estimates(*) Estimates(*) APSM Gallons ▼ 26.7% ▼ 12.1% ▼ 5.3% ▼ 4.3% Fuel Strength Total Fuel Contribution ($) ▲ 93.9% ▼ 2.6% ▲ 5.6% N/A APSM Tobacco Sales ▲ 15.4% ▲ 10.1% ▲ 9.2% ▲ 14.3% Merchandise APSM Non-Tobacco Sales ▲ 13.3% ▲ 13.2% ▲ 13.7% ▲ 16.4% Acceleration Total Merchandise ▲ 12.3% ▲ 6.2% ▲ 11.9% ▲ 12.0% Contribution ($) APSM Site Operating Expense ▼ 1.4% ▲ 4.2% ▲ 5.1% N/A Expense Control Total Operating Expense ▼ 9.4% ▼ 0.3% ▼ 0.4% N/A Adjusted EBITDA (MM) • $274 • $142 • $52 N/A Financial Metrics Cash (MM) • $404 • $318 • $288 N/A Diluted Earnings Per Share • $5.73 • $2.27 • $0.88 N/A * Financial and operating metrics represent actual QTD performance estimates and are not intended to represent Q4 guidance or changes to previously provided annual guidance metrics. Estimates based on available data as of November 16th. Murphy USA Inc. 2

Appendix Murphy USA Inc. 3

Non-GAAP adjusted EBITDA reconciliation Year Ended December 31, (Millions of dollars) 2020 2Q 2020 3Q 2020 October Net Income $ 168.9 $ 66.9 $ 25.3 Income taxes 54.1 21.2 8.5 Interest expense, net of interest income 12.8 12.4 4.0 Depreciation and amortization 39.5 40.6 13.7 EBITDA $ 275.3 $ 141.1 $ 51.5 Net settlement proceeds - - - Accretion of asset retirement obligations 0.5 0.6 - (Gain) loss on sale of assets (1.3) - - Loss on early debt extinguishment - - - Other nonoperating (income) expense (0.3) (0.2) 0.1 (Income) loss from discontinued operations, net of taxes - - - Adjusted EBITDA $ 274.2 $ 141.5 $ 51.6 Murphy USA Inc. 4